Exhibit 10.1

EXECUTION VERSION

SECURITIES PURCHASE AGREEMENT

between

BIOSCRIP, INC.

and

THE INVESTORS NAMED HEREIN

Dated March 9, 2015

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Table of Contents

(continued)

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Table of Contents

(continued)

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INDEX OF SCHEDULES & EXHIBITS

Exhibits
Exhibit A:	Certificate of Designations of Preferences and Rights of Series A Preferred Stock
Exhibit B:	Form of Warrant
Exhibit C:	Form of Opinion of Counsel to the Company
Exhibit D:	Registration Rights Agreement

Schedules
Schedule 1.2:	Investor Allocations
Schedule 2.3:	Capitalization and Other Capital Stock Matters
Schedule 2.4:	No Material Misstatement or Omission
Schedule 2.6:	Disclosure Controls and Procedures
Schedule 2.8:	No Material Adverse Change
Schedule 2.10:	Subsidiaries
Schedule 2.14:	Compliance with Existing Instruments
Schedule 2.22:	ERISA Matters
Schedule 2.23:	Labor Matters
Schedule 2.28:	No Price Stabilization or Manipulation
Schedule 2.33:	No Brokers
Schedule 2.34:	No Restrictions
Schedule 2.42:	Compliance with Health Care Laws
Schedule 2.43:	No Contract Terminations
Schedule 5.6:	Asset Sales

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THIS SECURITIES PURCHASE AGREEMENT dated as of March 9, 2015 (this “Agreement”), by and among BioScrip, Inc., a Delaware corporation (the “Company”), Coliseum Capital Partners, L.P., a Delaware limited partnership, Coliseum Capital Partners II, L.P., a Delaware limited partnership, and Blackwell Partners, LLC, Series A, a Georgia limited liability company (each, an “Investor”) and collectively the “Investors”).

RECITALS

WHEREAS, the Company desires to sell to the Investors, and the Investors desire to purchase from the Company (i) 625,000 shares (the “Preferred Shares”) of Series A Convertible Preferred Stock of the Company, $0.0001 par value per share (the “Series A Preferred Stock”), with the designations, preferences, and rights set forth in the Certificate of Designations of Preferences and Rights of Series A Preferred Stock, dated the date hereof, in the form of Exhibit A hereto (the “Series A Certificate”) and (ii) warrants (the “Warrants”), in substantially the form attached the warrant agreement attached hereto as Exhibit B (the “Warrant Agreement”) and together with this Agreement, the Series A Certificate, the Registration Rights Agreement (as defined herein) and the Warrants, the “Transaction Documents”)), to acquire up to that number of shares of common stock of the Company, par value $0.0001 per share (the, “Common Stock”), equal to five percent (5%) of the fully diluted outstanding Common Stock on the date hereof but immediately prior to the issuance of the Preferred Shares (rounded up to the nearest whole share) (the shares of Common Stock issuable upon exercise of or otherwise pursuant to the Warrants collectively are referred to herein as the “Warrant Shares”).

WHEREAS, the Company intends to use at least seventy-five percent (75%) of the net proceeds from the offering of the Purchased Securities Shares pursuant to the terms of this Agreement (the “Offering”) for the repayment of outstanding indebtedness, and intends to use the remaining net proceeds for general corporate purposes (the “Use of Proceeds”);

NOW THEREFORE, in consideration of the foregoing and of the agreements set forth below, the parties agree as follows:

Article 1

SALE AND PURCHASE; CLOSING

1.1           Authorization of Issuance and Sale. Subject to the terms and conditions hereof, the Company has authorized the issuance and sale of the Preferred Shares and the Warrants (together, the “Purchased Securities”). The Conversion Price (as defined in the Series A Certificate) of the Series A Preferred Stock shall be equal to the consolidated closing bid price of the Company’s Common Stock on the NASDAQ Global Market (“NASDAQ”) the trading day on the Closing Date (as defined below), as determined in consultation with NASDAQ.

1.2           Commitment to Purchase the Purchased Securities. Subject to the terms and conditions of this Agreement:

(a)          The Investors shall purchase from the Company the Preferred Shares, and the Company shall issue and deliver to the Investors stock certificates representing the Preferred Shares. Schedule 1.2 sets forth the number of Preferred Shares to be purchased by each Investor (each such number of Preferred Shares, an “Investor’s Allocation”).

(b)          The Company shall have issued the Warrants to purchase Warrant Shares to the Investors.

1.3           Payment of the Subscription Price and Purchase Price for the Purchased Securities. All payments pursuant to this Section 1.3 shall be made by each Investor by wire transfer of immediately available funds to the Company. The account for payment shall be designated by the Company to the Investors at least one business day prior to the Closing Date. On the Closing Date each Investor shall pay such dollar amount equal to the product of (a) $100.00 (one hundred dollars) (the “Per Share Purchase Price”) and (b) the Investor’s Allocation (collectively, for all Investors, the “Preferred Shares Purchase Price”).

1.4           Closing of the Purchased Securities. The closing of the purchase and sale of the Purchased Securities (the “Closing”) shall take place upon the execution of this Agreement via e-mail by means of PDF copies of signed documents (with the original signed documents to be delivered promptly after Closing), or at such other time and by such other means as shall be agreed to by the Company and the Investors (such date, the “Closing Date”).

Article 2

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

The Company hereby represents and warrants to the Investors as of the date hereof as follows:

2.1           Reporting Compliance. The Company is subject to, and is in full compliance in all material respects with, the reporting requirements of Section 13 and Section 15(d), as applicable, of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). All reports (including all current, quarterly and annual reports) filed under the Exchange Act (including filings incorporated by reference therein) are herein referred to collectively as the “Company Disclosure Package.”

2.2           Common Stock; Preferred Stock. The authorized capital stock of the Company consists of 125,000,000 shares of Common Stock, of which 68,636,965 shares are issued and outstanding, and 5,000,000 shares preferred stock, par value $0.0001 (“Preferred Stock”), none of which are issued and outstanding. Upon consummation of the transactions contemplated by the Transaction Documents (the “Transactions”), (a) 625,000 shares of Preferred Stock shall be designated as Series A Preferred Stock pursuant to the terms of the Series A Certificate, all of which will be duly authorized, are validly issued, fully paid and non-assessable and (b) the shares of Common Stock issuable upon conversion of the Series A Preferred Stock will have been duly authorized for issuance, and, when so issued, will be validly issued, fully paid and non-assessable. As of Closing, the Investors shall own all of the outstanding Preferred Stock, free and clear of all liens, security interests, mortgages, pledges, charges, equities, claims or restrictions on transferability or encumbrances of any kind (collectively, “Liens”) and none of the shares of Series A Preferred Stock, or shares of Common Stock issuable upon conversion of the Series A Preferred Stock, will have been, or will be, issued in violation of the preemptive rights of any security holders of the Company arising as a matter of law or under or pursuant to the Company’s certificate of incorporation, as amended, the Company’s bylaws, as amended, or any material agreement or instrument to which the Company is a party or by which it is bound, and the holders thereof shall be entitled to all rights accorded to a holder of Series A Preferred Stock or Common Stock, as applicable.

2.3           Capitalization and Other Capital Stock Matters. All of the issued and outstanding shares of capital stock of the Company and each of the Subsidiaries (as defined herein) have been duly authorized and validly issued, are fully paid and nonassessable and were not issued in violation of, and are not subject to, any preemptive or similar rights. The table attached hereto as Schedule 2.3 sets forth, as of the date hereof, the capitalization of the Company. All of the outstanding shares of capital stock or other equity interests of each of the Subsidiaries are owned, directly or indirectly, by the Company, free and clear of all Liens, other than those Liens (i) for taxes or governmental assessments, charges or claims, in each case the payment of which is not yet due and for which the Company has established adequate reserves, (ii) imposed by applicable law such as mechanics’, materialmen’s, landlords’, warehousemen’s and carriers’ liens and other similar liens securing obligations incurred in the ordinary course of business, (iii) under workers’ compensation, unemployment insurance, social security or similar legislation, in each case for which the Company has established adequate reserves, or (iv) created, suffered, incurred, assumed, existing, or permitted under the Existing Indebtedness Agreements (as defined below) (collectively, “Permitted Liens”), and those imposed by the Securities Act of 1933, as amended (the “Securities Act”), and the securities or “Blue Sky” laws of certain U.S. state or non-U.S. jurisdictions. Except as disclosed in the Company Disclosure Package, there are no outstanding (A) options, warrants or other rights to purchase from the Company or any of the Subsidiaries, (B) agreements, contracts, arrangements or other obligations of the Company or any of the Subsidiaries to issue or (C) other rights to convert any obligation into or exchange any securities for, in the case of each of clauses (A) through (C), shares of capital stock of or other ownership or equity interests in the Company or any of the Subsidiaries. For purposes of this Agreement, the term “Existing Indebtedness Agreements” shall mean (x) that certain credit agreement, dated July 31, 2013 (as amended, modified or supplemented to date), by and among the Company, the several banks and other financial institutions and lenders from time to time party thereto, and SunTrust Bank, in its capacity as administrative agent (the “Credit Facility”) and (y) the Company’s 8.875% Senior Notes due 2021 issued pursuant to that indenture, dated as of February 11, 2014, by and among the Company, the guarantors party thereto and U.S. Bank National Association, as trustee (the “Senior Notes Indenture”).

2.4           No Material Misstatement or Omission. (i) The Company Disclosure Package, as of the date hereof did not, and as of the Closing Date will not, include any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. No injunction or order has been issued that either (i) asserts that any of the Transactions is subject to the registration requirements of the Securities Act or (ii) would prevent or suspend the issuance or sale of any of the Shares or the use of the Company Disclosure Package in any jurisdiction, and no proceeding for either such purpose has commenced or is pending or, to the Knowledge (defined below) of the Company and the Subsidiaries, is contemplated. For purposes of this Agreement, “Knowledge” means in the case of the Company and the Subsidiaries, the actual knowledge, as of the date of this Agreement, of the individuals listed on Schedule 2.4.

2.5           Preparation of the Financial Statements. Each of the consolidated financial statements (audited and unaudited) and related notes and supporting schedules of the Company and the Subsidiaries contained in the Company Disclosure Package present fairly in all material respects the financial position, results of operations and cash flows of the Company and its consolidated Subsidiaries as of the respective dates and for the respective periods to which they apply and have been prepared in accordance with U.S. generally accepted accounting principles (“GAAP”) applied on a consistent basis throughout the periods involved and the requirements of Regulation S-X. All other financial, statistical and market and industry data and forward-looking statements (within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act) contained in the Company Disclosure Package are fairly and accurately presented, are based on or derived from sources that the Company believes to be reliable and accurate and are presented on a reasonable basis. The interactive data in extensible Business Reporting Language in the Company Disclosure Package fairly presents the information called for in all material respects and has been prepared in accordance with the U.S. Securities and Exchange Commission’s (the “SEC”) rules and guidelines applicable thereto.

2.6           Disclosure Controls and Procedures. Except as set forth on Schedule 2.6(a), the Company and the Subsidiaries maintain an effective system of “disclosure controls and procedures” (as defined in Rule 13a-15(e) of the Exchange Act) that is designed to ensure that information required to be disclosed by the Company in reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the SEC’s rules and forms, including controls and procedures designed to ensure that such information is accumulated and communicated to the Company’s management as appropriate to allow timely decisions regarding required disclosure. The Company and the Subsidiaries have carried out evaluations of the effectiveness of their disclosure controls and procedures as required by Rule 13a-15 of the Exchange Act. The statements relating to disclosure controls and procedures made by the principal executive officers (or their equivalents) and principal financial officers (or their equivalents) of the Company in the certifications required by the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith are complete and correct. The Company Disclosure Package describes all outstanding and identified material weaknesses, and Schedule 2.6(b) sets forth the Company’s plans to remediate all outstanding and identified material weaknesses, including the material weakness related to establishment of accounts receivable related reserves disclosure in the Company’s Annual Report on Form 10-K for the period ended December 31, 2014 and the material weaknesses related to deferred financing costs and separation of I.T. in the Company’s Annual Report on Form 10-K for the period ended December 31, 2014.

2.7           Independent Accountants.

(a)          Ernst & Young LLP, who have certified and expressed their opinion with respect to the audited financial statements of the Company and the Subsidiaries including the related notes thereto and supporting schedules contained in the Company Disclosure Package through the Company’s Quarterly Report on Form 10-Q for the period ended September 30, 2014, were, to the Company’s Knowledge after due inquiry, at all times prior to their resignation as disclosed in the Company’s Current Report on Form 8-K, filed with the SEC on September 8, 2014 (the “Auditor 8-K”): (i) an independent registered public accounting firm with respect to the Company and the Subsidiaries within the applicable rules and regulations adopted by the SEC and as required by the Securities Act, (ii) in compliance with the applicable requirements relating to the qualification of accountants under Regulation S-X and (iii) a registered public accounting firm as defined by the Public Company Accounting Oversight Board (United States) whose registration has not been suspended or revoked and who has not requested such registration to be withdrawn.

(b)          KPMG LLP, who were engaged as auditors as of September 8, 2014, are, to the Company’s Knowledge after due inquiry, (i) an independent registered public accounting firm with respect to the Company and the Subsidiaries within the applicable rules and regulations adopted by the SEC and as required by the Securities Act, (ii) in compliance with the applicable requirements relating to the qualification of accountants under Regulation S-X and (iii) a registered public accounting firm as defined by the Public Company Accounting Oversight Board (United States) whose registration has not been suspended or revoked and who has not requested such registration to be withdrawn.

(c)          The Company’s disclosure in the Auditor 8-K, including with respect to the resignation of Ernst & Young LLP and the appointment of KPMG LLP, is true and accurate in all material respects.

2.8           No Material Adverse Change. Subsequent to the respective dates as of which information is contained in the Company Disclosure Package, except as disclosed in the Company Disclosure Package, (i) except as incurred in the ordinary course of business, neither the Company nor any of the Subsidiaries has incurred any liabilities, direct or contingent, including without limitation any losses or interference with its business from fire, explosion, flood, earthquakes, accident or other calamity, whether or not covered by insurance, or from any strike, labor dispute or court or governmental action, order or decree, that are material, individually or in the aggregate, to the Company and the Subsidiaries, taken as a whole, or has entered into any transactions not in the ordinary course of business, (ii) there has not been any material decrease in the capital stock or, other than in the ordinary course of business, any material increase in any short-term or long-term indebtedness of the Company or the Subsidiaries, or any payment of or declaration to pay any dividends or any other distribution with respect to the Company, and (iii) there has not been any material adverse change, or any development that could reasonably be expected to result in a material adverse change, in the properties, business, prospects, operations, earnings, assets, liabilities or condition (financial or otherwise) of the Company and the Subsidiaries, taken as a whole (each of clauses (i), (ii)  and (iii) , a “Material Adverse Change”).

2.9           Rating Agencies. No “nationally recognized statistical rating organization” (as that term is used in Rule 15c3-1(c)(2)(vi)(F) under the Exchange Act) (i) has imposed (or has informed the Company that it is considering imposing) any condition (financial or otherwise) to retain any rating assigned to the Company or any of the Subsidiaries or to any securities of the Company or any of the Subsidiaries or (ii) has indicated to the Company that it is considering (A) the downgrading, suspension, or withdrawal of, or any review (or of any potential or intended review) for a possible change in, any rating so assigned (including, without limitation, the placing of any of the foregoing ratings on credit watch with negative or developing implications or under review with an uncertain direction) or (B) any change in the outlook for any rating of the Company or any of the Subsidiaries or any securities of the Company or any of the Subsidiaries.

2.10         Subsidiaries. Each corporation, partnership or other entity in which the Company, directly or indirectly through any of its subsidiaries, owns more than fifty percent (50%) of any class of equity securities or interests is listed on Schedule 2.10 (the “Subsidiaries”).

2.11         Incorporation and Good Standing of the Company and its Subsidiaries. The Company and each of the Subsidiaries (i) has been duly organized or formed, as the case may be, is validly existing and is in good standing under the laws of its jurisdiction of organization, (ii) has all requisite power and authority to carry on its business and to own, lease and operate its properties and assets as described in the Company Disclosure Package and (iii) is duly qualified or licensed to do business and is in good standing as a foreign corporation, partnership or other entity as the case may be, authorized to do business in each jurisdiction in which the nature of such businesses or the ownership or leasing of such properties requires such qualification, except where the failure to be so qualified or, solely with respect to the Subsidiaries, in good standing would not, individually or in the aggregate, have a material adverse effect on (A) the properties, business, prospects, operations, earnings, assets, liabilities or condition (financial or otherwise) of the Company and the Subsidiaries, taken as a whole, (B) the ability of the Company or any Subsidiary to perform its obligations in all material respects under any Transaction Document, (C) the validity or enforceability of any of the Transaction Documents, or (D) the consummation of any of the Transactions (each, a “Material Adverse Effect”).

2.12         Legal Power and Authority. The Company has all necessary power and authority to execute, deliver and perform its obligations under the Transaction Documents and to consummate the Transactions, and no stockholder actions are necessary for the Company’s execution, delivery and performance of its obligations under the Transaction Documents and to consummate the Transactions.

2.13         This Agreement. This Agreement has been duly and validly authorized, executed and delivered by the Company and constitutes a legal, valid and binding obligation of the Company a, enforceable against the Company in accordance with its terms, except that the enforcement thereof may be subject to (i) bankruptcy, insolvency, reorganization, receivership, moratorium, fraudulent conveyance, fraudulent transfer or other similar laws now or hereafter in effect relating to creditors’ rights generally, (ii) general principles of equity (whether applied by a court of law or equity) and the discretion of the court before which any proceeding therefor may be brought and (iii) with respect to the rights to indemnity or contribution hereunder, federal and state securities laws and public policy considerations.

2.14         Compliance with Existing Instruments. Neither the Company nor any of the Subsidiaries is (i) in violation of its certificate of incorporation, by-laws or other organizational documents (the “Charter Documents”); (ii) in violation of any U.S. or non-U.S. federal, state or local statute, law (including, without limitation, common law) or ordinance, or any judgment, decree, rule, regulation, order or injunction (collectively, “Applicable Law”) of any U.S. or non-U.S. federal, state, local or other governmental or regulatory authority, governmental or regulatory agency or body, court, arbitrator or self-regulatory organization (each, a “Governmental Authority”), applicable to any of them or any of their respective properties, except as would not result in a Material Adverse Effect; or (iii) in breach of or default under any Applicable Agreement (defined below) , except as set forth in Schedule 2.14. To the Company’s Knowledge, all Applicable Agreements are in full force and effect and are legal, valid and binding obligations, other than as disclosed in the Company Disclosure Package. For purposes of this Agreement, “Applicable Agreement” means any agreement or instrument entered into by the Company, including the Existing Indebtedness Agreements, a breach or default of which could reasonably be expected to have a Material Adverse Effect.

2.15         No Conflicts. Neither the execution, delivery or performance of the Transaction Documents nor the consummation of any of the Transactions (including the Use of Proceeds from the sale of the Shares as described above) will conflict with, violate, constitute a breach of or a default (with the passage of time or otherwise) or a “Debt Repayment Triggering Event” under, or result in the imposition of a Lien on any assets of the Company or any of its Subsidiaries, or the imposition of any penalty under or pursuant to (i) the Charter Documents, (ii) any Applicable Agreement, (iii) any Applicable Law or (iv) any order, writ, judgment, injunction, decree, determination or award binding upon the Company and the Subsidiaries. As used herein, a “Debt Repayment Triggering Event” means any event or condition that gives, or with the giving of notice or lapse of time would give, the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any of the Subsidiaries or any of their respective properties.

2.16         No Consents. No consent, approval, authorization, order, filing or registration of or with any Governmental Authority or third party is required for execution, delivery or performance of the Transaction Documents or the consummation of the Transactions, except (i) those that have been official or made, as the case may be, that are in full force and effect and (ii) as may be required under the securities or “Blue Sky” laws of U.S. state or non-U.S. jurisdictions.

2.17         No Material Applicable Laws or Proceedings. (i) No Applicable Law shall have been enacted, adopted or issued, (ii) no stop order suspending the qualification or exemption from qualification of any of the Shares in any jurisdiction shall have been issued and no proceeding for that purpose shall have been commenced or, to the Company’s Knowledge, be pending or contemplated as of the Closing Date, and (iii) there is no legal, administrative, arbitral or other proceeding, action, claim, suit, demand, hearing, arbitration, mediation, governmental or regulatory investigation or audit, notice of violation or deficiency, or proceeding pending, or, to the Knowledge of the Company or any of the Subsidiaries threatened or contemplated by Governmental Authorities or threatened by others (collectively, “Proceedings”) that, with respect to clauses (i), (ii),  and (iii) of this Section 2.17 would at the date hereof restrain, enjoin, prevent or interfere with the consummation of the Offering or any of the Transactions or would, individually or in the aggregate, have a Material Adverse Effect.

2.18         All Necessary Permits. Other than the permits and accreditation contemplated in Section 2.42(d), each of the Company and the Subsidiaries possess all material licenses, permits, certificates, consents, orders, approvals and other authorizations from, and has made all declarations and filings with, all Governmental Authorities, presently required or necessary to own or lease, as the case may be, and to operate its properties and to carry on its businesses as now, or proposed to be, conducted as described in the Company Disclosure Package (“Permits”); each of the Company and the Subsidiaries has fulfilled and performed in all material respects all of its obligations with respect to such Permits; to the Knowledge of the Company or any Subsidiary, no event has occurred which allows, or after notice or lapse of time would allow, revocation or termination of any such Permit or has resulted, or after notice or lapse of time would result, in any other material impairment of the rights of the holder of any such Permit the result of which would have a Material Adverse Effect; and none of the Company or the Subsidiaries has received or has any reason to believe it will receive any notice of any proceeding relating to revocation or modification of any such Permit, except as described in the Company Disclosure Package.

2.19         Title to Properties. Each of the Company and the Subsidiaries has good, marketable and valid title to all real property owned by it and good title to all personal property owned by it and, to the Knowledge of the Company, good and valid title to all leasehold estates in real and personal property being leased by it (except where the failure to hold good title or good and valid title, as applicable, would not materially impair the operations of the Company or its Subsidiaries) and, as of the date hereof, are free and clear of all Liens other than Permitted Liens.

2.20         Tax Law Compliance. All material Tax (as hereinafter defined) returns required to be filed by the Company and each of the Subsidiaries have been filed and all such returns are true, complete and correct in all material respects. All material Taxes that are due from the Company and the Subsidiaries have been paid other than those (i) currently payable without penalty or interest or (ii) being contested in good faith and by appropriate proceedings and for which adequate accruals have been established in accordance with GAAP, applied on a consistent basis throughout the periods involved. To the Knowledge of the Company, there are no actual or proposed Tax assessments against the Company or any of the Subsidiaries that would, individually or in the aggregate, have a Material Adverse Effect. The accruals on the books and records of the Company and the Subsidiaries in respect of any material Tax liability for any period not finally determined are adequate to meet any assessments of Tax for any such period. For purposes of this Agreement, the term “Tax” and “Taxes” shall mean all U.S. and non-U.S. federal, state, local and taxes, and other assessments of a similar nature (whether imposed directly or through withholding), including any interest, additions to tax or penalties applicable thereto.

2.21         Intellectual Property Rights. Each of the Company and the Subsidiaries owns, or has the right to use, all patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks, domain names and trade names (collectively, “Intellectual Property”) necessary for the conduct of its businesses and, as of the date hereof, the Intellectual Property is free and clear of all Liens, other than Permitted Liens. The Company is not a party to, or bound by, any options, licenses or agreements with respect to the intellectual property rights of any other person or entity that are necessary to be described in the Company Disclosure Package to avoid a material misstatement or omission and are not described therein. The Company has not received notice of any claims or notices of any potential claim by any person challenging the use of any such Intellectual Property by the Company or any of the Subsidiaries or questioning the validity or effectiveness of any Intellectual Property or any license or agreement related thereto, other than any claims that, if successful, would not, individually or in the aggregate, have a Material Adverse Effect. None of the intellectual property used by the Company or any of the Subsidiaries has been obtained or is being used by the Company or any of the Subsidiaries in violation of any contractual obligation binding on the Company or any of the Subsidiaries or, to the Company or any of the Subsidiaries’ Knowledge, its officers, directors or employees or otherwise in violation of the rights of any person.

2.22         ERISA Matters. Each of the Company, the Subsidiaries and each ERISA Affiliate (as hereinafter defined) has fulfilled, in all material respects, its obligations, if any, under the minimum funding standards of Section 302 of the United States Employee Retirement Income Security Act of 1974, as amended (“ERISA”) with respect to each “pension plan” (as defined in Section 3(2) of ERISA), subject to Section 302 of ERISA, which the Company, the Subsidiaries or any ERISA Affiliate sponsors or maintains, or with respect to which it has (or within the last three years had) any obligation to make contributions, and each such plan is in compliance in all material respects with the presently applicable provisions of ERISA and the Internal Revenue Code of 1986, as amended (the “Code”). None of the Company, the Subsidiaries or any ERISA Affiliate has incurred any material unpaid liability to the Pension Benefit Guaranty Corporation (other than for the payment of premiums in the ordinary course) or to any such plan under Title IV of ERISA. “ERISA Affiliate” means a corporation, trade or business that is, along with the Company or any Subsidiary, a member of a controlled group of corporations or a controlled group of trades or businesses, as described in Section 414 of the Code or Section 4001 of ERISA.

2.23         Labor Matters. (i) Neither the Company nor any of the Subsidiaries is party to or bound by any collective bargaining agreement with any labor organization; (ii) there is no union representation question existing with respect to the employees of the Company or the Subsidiaries, and, to the Knowledge of the Company, no union organizing activities are taking place that, could, individually or in the aggregate, have a Material Adverse Effect; (iii) to the Knowledge of the Company, no union organizing or decertification efforts are underway or threatened against the Company or the Subsidiaries; (iv) no labor strike, work stoppage, slowdown or other material labor dispute is pending against the Company or the Subsidiaries, or, to the Company’s Knowledge, threatened against the Company or the Subsidiaries; (v) to the Knowledge of the Company and the Subsidiaries, there is no worker’s compensation liability, experience or matter that could be reasonably expected to have a Material Adverse Effect; (vi) to the Knowledge of the Company, there is no threatened or pending liability against the Company or the Subsidiaries pursuant to the Worker Adjustment Retraining and Notification Act of 1988, as amended, or any similar state or local law; (vii)  there is no employment-related charge, complaint, grievance, investigation, unfair labor practice claim or inquiry of any kind, pending against the Company or the Subsidiaries that could, individually or in the aggregate, have a Material Adverse Effect; (viii) to the Knowledge of the Company and the Subsidiaries, no employee or agent of the Company or the Subsidiaries has committed any act or omission giving rise to liability for any violation identified in subsection (vi) and (vii) above, other than such acts or omissions that would not, individually or in the aggregate, have a Material Adverse Effect; and (viii) no term or condition of employment exists through arbitration awards, settlement agreements or side agreement that is contrary to the express terms of any applicable collective bargaining agreement.

2.24         Compliance with Environmental Laws. Each of the Company and the Subsidiaries (i) is in material compliance with any and all applicable U.S. or non-U.S. federal, state and local laws and regulations relating to health and safety, or the pollution or the protection of the environment or hazardous or toxic substances of wastes, pollutants or contaminants (“Environmental Laws”), (ii) has received and is in material compliance with all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct its respective businesses and (iii) has not received notice of, and is not aware of, any actual or potential liability for damages to natural resources or the investigation or remediation of any disposal, release or existence of hazardous or toxic substances or wastes, pollutants or contaminants, in each case except where such non-compliance with Environmental Laws, failure to receive and comply with required permits, licenses or other approvals, or liability would not, individually or in the aggregate, have a Material Adverse Effect. Neither the Company nor any of the Subsidiaries has been named as a “potentially responsible party” under the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended, or any similar U.S. or non-U.S. state or local Environmental Laws or regulation requiring the Company or any of the Subsidiaries to investigate or remediate any pollutants or contaminants, except where such requirements would not, individually or in the aggregate, have a Material Adverse Effect, whether or not arising from transactions in the ordinary course of business. In the ordinary course of its business, the Company periodically reviews the effects of Environmental Laws on the business, operations and properties of the Company and the Subsidiaries, in the course of which it identifies and evaluates associated costs and liabilities (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws, or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties). On the basis of such review, the Company has reasonably concluded that such associated costs would not have a Material Adverse Effect.

2.25         Insurance. Each of the Company and the Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which they are engaged. All policies of insurance insuring the Company or any of the Subsidiaries or their respective businesses, assets, employees, officers and directors are in full force and effect. The Company and the Subsidiaries are in compliance with the terms of such policies and instruments in all material respects, and there are no claims by the Company or any of the Subsidiaries under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause, except claims that if finally denied or successfully defended by any insurance company, would not have a Material Adverse Effect on the Company and its Subsidiaries. Except as to claims not meeting coverage requirements, neither the Company nor any such Subsidiary has been refused any insurance coverage sought or applied for, and neither the Company nor any such Subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage or obtain such coverage as may be necessary and appropriate for the continuation of the Company’s business at a cost that would not, individually or in the aggregate, have a Material Adverse Effect.

2.26         Accounting System. The Company and each of the Subsidiaries make and keep accurate books and, except as set forth on Schedule 2.6, records and maintain a system of internal accounting controls and procedures sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorization, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP, and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management’s general or specific authorization and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any material differences. The Company’s independent auditors and board of directors have been advised of: (i) all “material weaknesses” and “significant deficiencies” (each, as defined in Rule 12b-2 of the Exchange Act), if any, in the design or operation of the Company’s internal controls which could adversely affect the Company’s ability to record, process, summarize and report financial data and (ii) all fraud, if any, whether or not material, that involves management or other employees who have a role in the Company’s internal controls (whether or not remediated); all such material weaknesses and significant deficiencies, if any, have been disclosed in the Company Disclosure Package in all material respects; and, except as set forth on Schedule 2.6, since the date of the most recent evaluation of such disclosure controls and procedures and internal controls, there have been no significant changes in internal controls or in other factors that could significantly affect internal controls, including any corrective actions with regard to significant deficiencies and material weaknesses.

2.27         Use of Proceeds; Solvency; Going Concern. As of the date hereof, after giving pro forma effect to the Offering and the Use of Proceeds, the Company and the Subsidiaries, on a consolidated basis, will be Solvent (as hereinafter defined). As used in this paragraph, the term “Solvent” means, with respect to any particular date, that on such date (a) the fair value of the property of the Company is greater than the total amount of liabilities, including subordinated and contingent liabilities, of the Company; (b) the present fair saleable value of the assets of the Company is not less than the amount that will be required to pay the probable liability of the Company on its debts and liabilities, including subordinated and contingent liabilities as they become absolute and matured; (c) the Company does not intend to, and does not believe that it will, incur debts or liabilities beyond the Company’s ability to pay as such debts and liabilities mature; and (d) the Company is not engaged in a business or transaction, and is not about to engage in a business or transaction, for which the Company’s property would constitute an unreasonably small capital. The amount of contingent liabilities (such as litigation, guaranties and pension plan liabilities) at any time shall be computed as the amount that, in light of all the facts and circumstances existing at the time, represents the amount that would reasonably be expected to become an actual or matured liability.

2.28         No Price Stabilization or Manipulation. Other than actions taken in the ordinary course with respect the Company’s most recent earnings release (which actions do not include the disclosure of the existence or pendency of the Transactions contemplated hereby), neither the Company nor any of its Affiliates has and, to the Company’s Knowledge, no one acting on its behalf has, (i) taken, directly or indirectly, any action designed to cause or to result in, or that has constituted or which might reasonably be expected to constitute, the stabilization or manipulation of the price of any security of the Company, whether to facilitate the sale or resale of any of the Purchased Securities or otherwise, (ii) sold, bid for, purchased, or paid anyone any compensation for soliciting purchases of, any of the Purchased Securities, (iii) except as disclosed in the Schedule 2.28, paid or agreed to pay to any person any compensation for soliciting another to purchase any other securities of the Company, or (iv) taken, directly or indirectly, any action designed to cause or to result in, or that has constituted or which might reasonably be expected to constitute an impact on the price that will be used to set the Conversion Price (as defined in the Series A Certificate). “Affiliates” has the meaning set forth in Rule 405 of the Securities Act.

2.29         No Registration Required Under the Securities Act. Without limiting any provision herein, no registration under the Securities Act is required for the offer or sale of the Purchased Securities to the Investors as contemplated hereby.

2.30         No Integration. No securities of the Company of the same class as the Purchased Securities have been offered, issued or sold by the Company or any of its Affiliates within the six-month period immediately prior to the date hereof; and the Company does not have any intention of making, and will not make, an offer or sale of such securities of the Company of the same class as the Purchased Securities, for a period of six months after the date of this Agreement, except for the offering of the Purchased Securities as contemplated by this Agreement and the rights offering contemplated in Section 5.8 of this Agreement. As used in this paragraph, the terms “offer” and “sale” have the meanings specified in Section 2(a)(3) of the Securities Act.

2.31         No Applicable Registration or Other Similar Rights. Except as disclosed in the Company Disclosure Package, there are no persons with registration or other similar rights to have any equity or debt securities of the Company or any “Affiliate” registered for sale under a registration statement, except for rights as have been duly waived.

2.32         Investment Company Act. The Company has been advised of the Investment Company Act of 1940, as amended, and the rules and regulations of the SEC thereunder (collectively, the “Investment Company Act”); as of the date hereof and, after giving effect to the Offering and the Use of Proceeds of the Offering, each of the Company and its Subsidiaries is not and will not be, individually or on a consolidated basis, an “investment company” that is required to be registered under the Investment Company Act; and following the Closing, the Company and its Subsidiaries will conduct their businesses in a manner so as not to be required to register under the Investment Company Act.

2.33         No Brokers. Other than as set forth in Schedule 2.33, neither the Company nor any of its Affiliates has engaged any broker, finder, commission agent or other person in connection with the Offering or any of the Transactions, and neither the Company nor any of its Affiliates is under any obligation to pay any broker’s fee or commission in connection with such Transactions.

2.34         No Restrictions on Payments of Dividends. Except as prohibited or restricted by applicable law or as disclosed in the Schedule 2.34 or as otherwise disclosed in the Company Disclosure Package, there is no encumbrance or restriction on the ability of any Subsidiary of the Company (x) to pay dividends or make other distributions on such Subsidiary’s capital stock or to pay any indebtedness to the Company or any other Subsidiary of the Company, (y) to make loans or advances or pay any indebtedness to, or investments in, the Company or any other Subsidiary or (z) to transfer any of its property or assets to the Company or any other Subsidiary of the Company.

2.35         Sarbanes-Oxley. There is and has been no failure on the part of the Company and the Subsidiaries or any of the officers and directors of the Company or any of the Subsidiaries, in their capacities as such, to comply in all material respects with the applicable provisions of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith.

2.36         No Unlawful Contributions or Other Payments. Neither the Company nor any of the Subsidiaries nor, to the best of the Company’s Knowledge, any employee or agent of the Company or any Subsidiary, has made any contribution or other payment to any official of, or candidate for, any federal, state or foreign office in violation of any law or of the character required to be disclosed in the Company Disclosure Package.

2.37         Foreign Corrupt Practices Act. None of the Company or any Subsidiary or, to the Knowledge of the Company, any director, officer, employee or any agent or other person acting on behalf of the Company or any Subsidiary has, in the course of its actions for, or on behalf of, the Company or any Subsidiary (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expenses relating to political activity; (ii) made any direct or indirect unlawful payment to any domestic government official, “foreign official” (as defined in the U.S. Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (collectively, the “FCPA”) or employee from corporate funds; (iii) violated or is in violation of any provision of the FCPA or any applicable non-U.S. anti-bribery statute or regulation; or (iv) made any unlawful bribe, rebate, payoff, influence payment, kickback or other unlawful payment to any domestic government official, such foreign official or employee; and the Company and the Subsidiaries, and, to the Knowledge of the Company and the Subsidiaries, its and their other affiliates have conducted their businesses in compliance with the FCPA and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to ensure, continued compliance therewith.

2.38         Money Laundering. The operations of the Company and the Subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all applicable jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or the Subsidiaries with respect to the Money Laundering Laws is pending or, to the Company’s Knowledge, threatened.

2.39         OFAC. Neither the Company nor the Subsidiaries, any director, officer, nor, to the Knowledge of the Company or the Subsidiaries, any agent, employee or Affiliate of the Company or any of the Subsidiaries or other person acting on their behalf is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Company will not directly or indirectly use the proceeds of the Offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of or business with any person, or in any country or territory, that currently is the subject to any U.S. sanctions administered by OFAC or in any other manner that will result in a violation by any person (including any person participating in the transaction whether as advisor, investor or otherwise) of U.S. sanctions administered by OFAC.

2.40         Related Party Transactions. No relationship, direct or indirect, exists between or among any of the Company or any affiliate of the Company, on the one hand, and any director, officer, member, stockholder, customer or supplier of the Company or any affiliate of the Company, on the other hand, which is required by the Securities Act to be disclosed in a registration statement on Form S-1 which is not so disclosed in the Company Disclosure Package. There are no outstanding loans, advances (except advances for business expenses in the ordinary course of business) or guarantees of indebtedness by the Company or any affiliate of the Company to or for the benefit of any of the officers or directors of the Company or any affiliate of the Company or any of their respective family members.

2.41         Stamp Taxes. There are no stamp or other issuance or transfer taxes or duties or other similar fees or charges required to be paid in connection with the execution and delivery of this Agreement or the issuance or sale of the Purchased Securities pursuant to this Agreement.

2.42         Compliance with Health Care Laws.

(a)          “Health Care Programs” means all third-party private payor programs and health benefit programs that are sponsored by a Governmental Authority in which the Company or any of its Subsidiaries participate, whether pursuant to one or more contracts with the applicable Governmental Authority or otherwise, including state Medicaid programs, Medicare, the TRICARE program and Medicare Advantage.

(b)          “Health Care Laws” means Applicable Laws relating to: (i) the licensure, certification, qualification or authority to transact business in connection with the payment for, or arrangement of durable medical equipment, respiratory care services, pharmacy-related services, pharmacy management services, and the administration and coordination of health benefits; (ii) health care or insurance fraud or abuse, including the following statutes: the Federal anti-kickback law (42 U.S.C. § 1320a-7b), the Stark laws (42 U.S.C. § 1395nn), the Federal False Claims Act (31 U.S.C. §§ 3729, et seq.), the Federal Civil Monetary Penalties Law (42 U.S.C. § 1320a-7a), the Federal Program Fraud Civil Remedies Act (31 U.S.C. § 3801 et seq.) and the Federal Health Care Fraud Law (18 U.S.C. § 1347); (iii) the provision of administrative, management or other services related to any Health Care Programs, (iv) the Consolidated Omnibus Budget Reconciliation Act of 1985; (v) the Medicare Prescription Drug, Improvement, and Modernization Act of 2003; (vi) the Medicare Improvements for Patients and Providers Act of 2008; (vii) the Health Insurance Portability and Accountability Act of 1996 (Pub. L. No. 104-191), as amended by the Health Information Technology for Economic and Clinical Health Act (Pub. L. No. 111-5) and their implementing regulations (collectively, “HIPAA”); and (viii) the Patient Protection and Affordable Care Act (Pub. L. 111-148) as amended by the Health Care and Education Reconciliation Act of 2010 (Pub. L. 111-152) (collectively, “ACA”).

(c)          Other than as set forth on Schedule 2.42(c), the Company and each of its Subsidiaries are and at all times since January 1, 2012 have been in compliance with all Health Care Laws, other than noncompliance which would not result in a Material Adverse Effect. Other than as set forth on Schedule 2.42(c), there is no claim or Proceeding, pending or, to the Knowledge of the Company, threatened against the Company or any of its Subsidiaries alleging any failure to comply with Health Care Laws. Sections 2.42(d) through 2.42(m) shall not limit the generality of this Section 2.42(c).

(d)          The Company and its Subsidiaries hold all material permits and accreditations that are required under applicable Health Care Laws in connection with the conduct, ownership, use, occupancy or operation of their respective businesses or assets (the “Health Care Permits”) as currently conducted. The Company and each of its Subsidiaries are in compliance with all the terms of the Health Care Permits, except as would not result in a Material Adverse Effect. No consent, approval, order or authorization of, or registration, declaration or filing with, or notice to, any Governmental Authority or other Person is required to be obtained or made by or with respect to the Health Care Permits in connection with the consummation of the transactions contemplated hereby.

(e)          With respect to participation in Health Care Programs, the Company and each of the Subsidiaries of the Company currently meet all the requirements for participation in, and receipt of payment from, the Government Sponsored Health Care Programs in which the Company or such Subsidiary currently participates, other than as would not result in a Material Adverse Effect.

(f)          Neither the Company nor any of its Subsidiaries, nor any director, executive officer or other employee of the Company or any of its Subsidiaries, (i) has been assessed a civil monetary penalty under Section 1128A of the Social Security Act, (ii) has been excluded from participation in any Health Care Programs, (iii) has been convicted of any criminal offense relating to the delivery of any item or service under any Health Care Program or (iv) has been or is a party to or subject to any claim or Proceeding concerning any of the matters described in the foregoing clauses (i) through (iii).

(g)          All individuals who are employed by Company or any its Subsidiaries and currently provide, and, to the Knowledge of the Company, all individuals who have been employed by the Company since January 1, 2012 have provided, on behalf of or, to the Company or any of its Subsidiaries, any professional services that require any certification or license pursuant to applicable Health Care Laws (each, a “Licensed Professional”) have been duly licensed or certified, as applicable, to practice his or her profession in each applicable jurisdiction during the applicable time period such individuals were providing such services to or on behalf of the Company or any of its Subsidiaries, except as would not result in a Material Adverse Effect. To the Knowledge of the Company, no event has occurred and no fact, circumstance, or condition exists that has or would reasonably be expected to result in the denial, loss, revocation, or rescission of or to any professional license or specialist certification except as would not result in a Material Adverse Effect.

(h)          To the Knowledge of the Company, no Licensed Professional has been sanctioned, excluded, or disciplined by any Governmental Authority, professional society, hospital, or third-party payor except as would not result in a Material Adverse Effect.

(i)          There is no pending or, to the Knowledge of the Company, threatened Proceeding alleging that the businesses of the Company or its Subsidiaries has violated any Applicable Laws regarding (i) the organization or ownership of persons that employ Licensed Professionals, (ii) the manner in which the Licensed Professionals may split or share with non-Licensed Professionals fees generated from the provision of professional services, or (iii) the unlicensed practice of pharmacy.

(j)          The Company and its Subsidiaries are and have at all times since January 1, 2012 been in compliance with all HIPAA and state laws governing the privacy and security of health-related medical information or personal information and any “business associate” agreement entered into by the Company and/or any of its Subsidiaries, except as would not have a Material Adverse Effect. The Company and its Subsidiaries have in place plans, policies, and procedures (collectively, “HIPAA Policies and Procedures”) designed to comply with HIPAA. The Company and its Subsidiaries have provided Investors with complete copies of all HIPAA Policies and Procedures currently in place. Neither the Company nor any of its Subsidiaries has received notice of, and there is no pending or, to the Knowledge of the Company, threatened, Proceeding with respect to any alleged “breach” as defined in 45 C.F.R. § 164.402 or any other violation of HIPAA by the Company or any of its Subsidiaries.

(k)          Except as set forth on Schedule 2.42(j), neither the Company nor any of its Subsidiaries is a party to any agreement or settlement with any Governmental Authority with respect to any actual or alleged violation of any Health Care Law. The Company and its Subsidiaries are not a party to, or otherwise bound by, a corporate integrity agreement with the Office of Inspector General of the U.S. Department of Health and Human Services or any similar agreement with any Governmental Authority with respect to any applicable Health Care Laws. The Company and its Subsidiaries have not been requested to enter into, and the Company and its Subsidiaries are not in the process of negotiating, any such agreement.

(l)          The Company and its Subsidiaries have not made and are not in the process of making a voluntary self-disclosure under the Medicare self-referral disclosure protocol established by the Secretary of the U.S. Department of Health and Human Services pursuant to Section 6409 of ACA, or under the self-disclosure protocol established and maintained by the Office of Inspector General of the U.S. Department of Health and Human Services, or any United States Attorney or other Governmental Authority with respect to any applicable Health Care Laws. The Company and its Subsidiaries are not currently considering any such self-disclosure, and to the Knowledge of the Company, the Company and its Subsidiaries do not have an obligation to make any such self-disclosure in lieu of repayment under section 6402(a) of ACA.

(m)          The Company and its Subsidiaries have in place plans, policies and procedures designed to comply with applicable Health Care Laws.

2.43         No Contract Terminations. Neither the Company nor any of the Subsidiaries has sent or received any communication regarding termination of, or intent not to renew, any of the material contracts or agreements referred to or described in the Company Disclosure Package, and no such termination or non-renewal has been threatened by the Company or any of the Subsidiaries or, to the Company’s Knowledge, any other party to any such contract or agreement, which threat of termination or non-renewal has not been rescinded as of the date hereof.

2.44         Certificates. Each certificate signed by any officer of the Company or any of the Subsidiaries, delivered to the Investors shall be deemed a representation and warranty by the Company or any such Subsidiary (and not individually by such officer) to the Investors with respect to the matters covered thereby.

Article 3

REPRESENTATIONS OF THE INVESTORS

Each Investor, severally and not jointly, represents to the Company as follows:

3.1           Existence and Good Standing; Authority. Such Investor is validly existing and in good standing under the laws of the state of its formation and has all requisite power and authority to carry on its business as now conducted.

3.2           Authorization of Agreement; Enforceability. This Agreement has been duly and validly authorized, executed and delivered by such Investor. This Agreement is valid, binding and enforceable against such Investor in accordance with its terms, subject to (i) bankruptcy, insolvency, reorganization, receivership, moratorium, fraudulent conveyance, fraudulent transfer or other similar laws now or hereafter in effect relating to creditors’ rights generally, (ii) general principles of equity (whether applied by a court of law or equity) and the discretion of the court before which any proceeding therefor may be brought and (iii) with respect to the rights to indemnity or contribution hereunder, federal and state securities laws and public policy considerations.

3.3           Accredited Investor. Such Investor is an “accredited investor” as that term is defined in Regulation D promulgated under the Securities Act.

3.4           No Disqualification Event. Such Investor is not, or to the extent it has them, any of its shareholders, members, managers, general partners, directors, or executive officers are not, subject to any Disqualification Event set forth in Rule 506(d) under the Securities Act. Such Investor confirms that it has exercised reasonable care to determine whether it or any of the aforementioned persons are subject to a Disqualification Event. The purchase of the Purchased Securities by such Investor will not subject the Company to any Disqualification Event. Such Investor shall notify the Company immediately in writing of the occurrence of any Disqualification Event that has not previously been disclosure to the Company.

3.5           Information; Knowledge of Business. Such Investor is familiar with the business in which the Company is engaged. Such Investor has knowledge and experience in financial and business matters; is familiar with the investments of the type that it is undertaking to purchase; is fully aware of the problems and risks involved in making an investment of this type; and is capable of evaluating the merits and risks of this investment. Such Investor acknowledges that, prior to executing this Agreement, it (and each of its representatives) has had the opportunity to ask questions of and receive answers or obtain additional information from a representative of the Company concerning the financial and other affairs of the Company.

3.6           Investment Intent. Such Investor is acquiring the Purchased Securities in the ordinary course of its business and for its own account, with the intention of holding such shares for investment purposes and with no present intention of participating, directly or indirectly, in a distribution of such shares in violation of applicable securities laws.

3.7           No Manipulation or Stabilization of Price. Such Investor has not taken and will not take, directly or indirectly, any action designed to, or that would constitute or that might reasonably be expected to, cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Company in order to facilitate the sale or resale of any securities of the Company, and such Investor is not aware of any such action taken or to be taken by any person.

3.8           Compliance with Securities Laws. Such Investor will not, directly or indirectly, offer, sell, pledge, transfer or otherwise dispose of (or solicit any offers to buy, purchase or otherwise acquire or take a pledge of) any of the Purchased Securities except in compliance with the Securities Act, and the rules and regulations promulgated thereunder, and such Investor acknowledges that certificates representing such the Purchased Securities shall bear the following legend:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), AND MAY NOT BE OFFERED, SOLD, TRANSFERRED, PLEDGED OR HYPOTHECATED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT FOR SUCH SECURITIES UNDER THE ACT, AN OPINION OF COUNSEL SATISFACTORY TO THE CORPORATION THAT REGISTRATION IS NOT REQUIRED UNDER THE ACT OR UNLESS SUCH OFFER, SALE, TRANSFER OR HYPOTHECATION IS IN COMPLIANCE WITH THE REQUIREMENTS OF RULE 144 PROMULGATED UNDER THE ACT.

3.9           Reliance on Own Investigation. Such Investor has conducted its own independent review and analysis of the business, assets, condition, operations and prospects of the Company. In entering into this Agreement, such Investor has relied solely upon its own investigation and analysis, and the Investor acknowledges that, except for the representations and warranties of the Company expressly set forth in Article 2, none of the Company or its subsidiaries nor any of their respective representatives makes any representation or warranty, either express or implied, as to the accuracy or completeness of any of the information provided or made available to the Investor or any of its representatives. Without limiting the generality of the foregoing, none of the Company or its subsidiaries nor any of their respective representatives or any other person has made a representation or warranty to such Investor with respect to (a) projections, estimates or budgets for the Company or its subsidiaries or (b) except as expressly and specifically covered by a representation or warranty set forth in Article 2, any material, documents or information relating to the Company or its subsidiaries made available to such Investor or its representative in any “data room” (electronic or otherwise), confidential memorandum or otherwise.

3.10         Placement Agent. Such Investor understands that the placement agent (“Placement Agent”) engaged by the Company has acted solely as the agent of the Company in this placement of the Securities and such Investor has not relied on the business or legal advice of the Placement Agent or any of its agents, counsel or affiliates in making its investment decision hereunder, and confirms that none of such persons has made any representations or warranties to such Investor in connection with the transactions contemplated by the Transaction Documents.

3.11         Share Ownership. As of the date of this Agreement, neither such Investor nor any of its “Affiliates” (as defined in Rule 405 of the Securities Act) owns, directly or indirectly, beneficially (as such term is used in Rule 13d-3 promulgated under the Exchange Act) or of record, any capital stock or other securities of the Company or any options, warrants or other rights to acquire capital stock or other securities of, or any other economic interest (through derivative securities or otherwise) in, the Company except pursuant to this Agreement.

Article 4

CONDITIONS TO CLOSING

4.1           Conditions to Obligations of the Investors for Closing. The Investors acknowledge that the following conditions have been satisfied, or have been waived on or before Closing:

(a)          Series A Certificate. The Series A Certificate shall have been filed with and accepted by the Secretary of State of the State of Delaware and shall have become effective.

(b)          Registration Rights Agreement. The Company shall have executed and delivered to the Investors the Registration Rights Agreement, in the form attached hereto as Exhibit D.

(c)          Warrant Agreement. The Company shall have executed and delivered to the Investors the Warrant Agreement and related Warrant Certificates, in the form attached hereto as Exhibit B.

(d)          Required Consents. All consents, approvals and other actions of, and notices and filings with, all Governmental Authorities and other third parties, as may be necessary or required under law or any contract to which the Company is a party with respect to the execution and delivery by the parties of the Transaction Documents and the consummation by the parties of the transactions contemplated thereby, shall have been obtained or made, except for any filings, consents and approvals required under any federal or state securities laws required to be made following Closing.

(e)          Authorizing Actions of the Company. The Investors shall have received certified copies of all requisite corporate actions taken by the Company to authorize the Company’s execution and delivery of the Transaction Documents to which it is a party and its consummation of the transactions contemplated thereby, and such other documents and other instruments as the Investors or their counsel may reasonably request.

(f)          Opinion of Counsel. The Investors shall have received from Polsinelli PC, counsel to the Company, a legal opinion, dated as of the Closing Date and in the form attached hereto as Exhibit C.

4.2           Conditions to Obligations of the Company for Closing. The Company acknowledges that the following conditions have been satisfied, or have been waived on or before Closing:

(a)          Compliance with Covenants. The Investors shall have performed and complied in all material respects with all agreements and covenants contained in the Transaction Documents as of the Closing Date.

(b)          Required Consents. All consents, approvals and other actions of, and notices and filings with, all Governmental Authorities as may be necessary or required with respect to the execution and delivery by the parties of the Transaction Documents and the consummation by the parties of the transactions contemplated thereby, shall have been obtained or made, including all filings, consents and approvals required under any state securities laws.

Article 5

COVENANTS

5.1           Access to Records. From the date hereof until the Purchased Securities are converted, redeemed, exercised or repurchased in full in accordance with the Series A Certificate, the Warrant, or this Agreement, upon the prior written request of any Investor, subject to the execution by such Investor of a confidentiality agreement in form and substance reasonably acceptable to the Company (it being understood that if the Investor has already signed a confidentiality agreement with the Company, an agreement on substantially identical terms shall be acceptable), and during reasonable hours and in a manner so as not to interfere with normal business operations of the Company and its subsidiaries, the Company and its subsidiaries shall afford to such Investor and its authorized employees, counsel, accountants and other representatives (it being understood that such information shall not be provided to any Investor other than the Investor requesting such information), (i) full access at the Company’s and its subsidiaries’ offices and to true and correct copies of all documents, reports financial data and other information, and (ii) an opportunity to interview, consult with and advise any officer or director, representative, accountant, and other advisor of the Company or any of its subsidiaries regarding the Company’s or such subsidiary’s affairs.

5.2           Financial Reporting. The Company agrees and covenants to remain in full compliance in all material respects with, the reporting requirements of Section 13 and Section 15(d), as applicable, of the Exchange Act. From the date hereof until the Purchased Securities are converted, redeemed, exercised or repurchased in accordance with the Series A Certificate, the Warrant or this Agreement, if at any time the Company is no longer subject to the reporting requirements of Section 13 and Section 15(d), as applicable, of the Exchange Act, the Company shall deliver to the Investors the following: (a) all quarterly and annual reports that would be required to be filed with the SEC on Forms 10-Q and 10-K if the Company were required to file such reports; and (b) all current reports that would be required to be filed with the SEC on Form 8-K if the Company were required to file such reports. All such reports will be prepared in all material respects in accordance with all of the rules and regulations applicable to such reports. Each annual report on Form 10-K will include a report on the Company’s consolidated financial statements by the Company’s independent registered public accounting firm.

5.3           Tax Matters. For so long as any Preferred Shares remain outstanding, the Company will not (i) treat dividends in arrears with respect to Preferred Shares as constructively paid or received for U.S. federal income purposes if such dividends were not declared or paid or issue a Form 1099 with respect to such dividends in arrears, or (ii) treat the Preferred Shares as other than capital stock for U.S. federal income tax purposes; provided that (A) there shall not have been a change in the Applicable Law that otherwise requires the treatment contemplated in Section 5.3(i) or 5.3(ii), or (B) the Company shall not be subject to any action by the Internal Revenue Service (“IRS”) challenging the treatment of the Preferred Shares contemplated in Section 5.3(i) or 5.3(ii).  Prior to any change to the treatment of dividends by the Company in response to an action contemplated in Section 5.3(B), the Company shall make commercially reasonable efforts to challenge or shall make commercially reasonably efforts to assist with a challenge by a holder of Preferred Shares or its affiliates. The IRS action so long as the Investors assume responsibility for any and all Company cost, fees (including attorney’s fees) and expenses associated with any such challenge.

5.4           NASDAQ Listing. After Closing, the Company shall use its commercially reasonable efforts to list all of the Common Stock into which the Series A Preferred Stock is convertible on NASDAQ.

5.5           Use of Proceeds. The Company agrees and covenants that it will use at least seventy-five percent (75%) of the net proceeds from the offering of the Preferred Shares pursuant to the terms of this Agreement for the repayment of outstanding indebtedness under the Existing Indebtedness Agreements, and intends to use the remaining net proceeds for general corporate purposes.

5.6           Asset Sales. Unless otherwise agreed to by the Investors in writing and subject in all respects to the terms of the Existing Indebtedness Agreements, the Company agrees and covenants that it will use the “Net Proceeds” from any “Asset Sale” identified on Schedule 5.6 and/or the “Net Cash Proceeds” from a “Prepayment Event” (each as defined in the Credit Facility) for the repayment of the Company’s then-outstanding indebtedness.

5.7           Stockholder Approvals. The Company shall use its commercially reasonable efforts to obtain Stockholder Approvals as required by the listing standards of NASDAQ.

5.8           Rights Offering. Within 180 days of the date hereof, the Company shall have the right to commence and consummate a rights offering to holders of Common Stock of the Company (without over-allotment options or backstop purchasers) to purchase up to 200,000 shares of Series A Preferred Stock and related Warrants as a unit in the same proportions as offered hereby to the Investors. The Investors shall not have a right to participate in any rights offering contemplated in this Section 5.8.

5.9           HSR Filing.

(a)          If approval of the Transactions under the Hart-Scott Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”) is required to allow the Investors to exercise any Warrants, then, upon written notice of the Investors to the Company of any Investor’s intent to exercise such Warrants, the parties hereto shall (i) prepare and file any notification and report form and related material required or may be required under the HSR Act as promptly as practicable following the date the Company receives such written notice from the Investors (provided that such filing shall be made within fifteen (15) business days of receipt of such notice) and thereafter to respond as promptly as practicable to any request for additional information or documentary material that may be made under the HSR Act and (ii) use their reasonable best efforts to take such actions as are necessary or advisable to obtain prompt approval of the consummation of the Transactions or expiration of applicable waiting periods under the HSR Act.

(b)          Any filing fees associated with the filings pursuant to the HSR Act that are contemplated in this Section 5.9 shall be borne by both the Company and the Investors, with each of the Company and the Investors responsible for fifty percent (50%) of such expenses.

5.10         Survival. Irrespective of any investigation, inquiry or examination made by, for or on behalf of the Investors, or the acceptance by the Investors of any certificate or opinion, the representations and warranties contained herein shall survive Closing for a period not to exceed 24 months and the covenants set forth herein shall survive until the earlier of the (1) full satisfaction of the obligations under the covenant or (2) the date in which all the Purchased Securities have been converted, redeemed, exercised or repurchased in full in accordance with the Series A Certificate, the Warrant, or this Agreement. This Section 5.10 shall not limit any covenant or agreement of the Parties to this Agreement which, by its terms, expressly contemplates performance after such 24-month period.

Article 6

INDEMNIFICATION

6.1           The Company shall indemnify, defend and hold the Investors and their Affiliates and each officer, director, member, partner, Affiliate, employee, agent and representative of the Investors (collectively, “Investor Indemnitees”) harmless against all liability, loss, and damage (including taxes thereon) together with all reasonable and properly documented costs and expenses related thereto (including reasonable and properly documented legal fees and expenses), relating to or arising from: (i) any breach of any of the representations, warranties, covenants or agreements of the Company contained in the Transaction Documents, and (ii) the execution or delivery of any Transaction Document or any other agreement or instrument contemplated hereby or thereby, the performance by the parties to the Transaction Documents of their respective obligations thereunder or the consummation of the transactions contemplated hereby or thereby, except to the extent that any such losses, claims, damages, expenses and liabilities are attributable to the gross negligence, willful misconduct or fraud of such Investor Indemnitee and Affiliates and each officer, director, member, partner, Affiliate, employee, agent and representative of the Investor Indemnitee. In the event that any Investor Indemnitee claims any such right of indemnification, such Investor Indemnitee shall provide to the Company written notice thereof, together with reasonable detail regarding such claims and in the event that such claim involves third party claims, allow the Company at its expense to defend such claim(s) on the Investor Indemnitee’s behalf. The Company shall promptly reimburse each Investor Indemnitee for any reasonable and properly documented legal and any other necessary expenses incurred by such Investor Indemnitee in connection with investigating and defending any such expense, loss, judgment, claim, damage, liability or action, but only to the extent incurred prior to the assumption by the Company of the defense thereof. Any reimbursement by the Company under this Section 6.1 shall be within sixty (60) days, provided that any individual expense in excess of $10,000 shall require the Company’s prior approval.  Notwithstanding the foregoing, the Company reserves the right to withhold approval where in the good faith judgment of the Company, the expenses are not reasonable or properly documented.  The Company agrees that it will not, without the Investor Indemnitee’s prior written consent, settle or compromise any claim or consent to entry of any judgment in respect thereof in any pending or threatened action, suit, claim or proceeding in respect of which indemnification has been sought hereunder unless such settlement or compromise includes an unconditional release of such Investor Indemnitee from all liability arising out of such action, suit, claim or proceeding. The obligations of the Company under this Article 6 shall survive Closing and the transfer, conversion, exchange or redemption of any Series A Preferred Stock. Notwithstanding anything contained in the Transaction Documents to the contrary, the Company shall not be liable to any Investor Indemnitee for any consequential, incidental, indirect, special, exemplary or punitive damages of such Investor Indemnitee relating to any matters for which indemnification is provided for under this Article 6, other than any such damages arising from a claim of a third party. Except for fraud, the provisions of this Article 6 are intended to and shall provide for the exclusive monetary remedy for any and all Investor Indemnitees for the matters for which an Investor Indemnitee may be indemnified under this Article 6 following Closing.

6.2           Each Investor shall, severally, not jointly, indemnify, defend and hold the Company and their Affiliates and each officer, director, member, partner, Affiliate, employee, agent and representative of the Company (collectively, “Company Indemnitees”) harmless against all liability, loss, and damage (including taxes thereon) together with all reasonable and properly documented costs and expenses related thereto (including reasonable and properly documented legal fees and expenses), relating to or arising from any breach of any of the representations, warranties, covenants or agreements of the Investors contained in the Transaction Documents. In the event that any Company Indemnitee claims any such right of indemnification, such Company Indemnitee shall provide to such Investor written notice thereof, together with reasonable detail regarding such claims and in the event that such claim involves third party claims, allow such Investor at its expense to defend such claim(s) on the Company Indemnitee’s behalf. Such Investor shall promptly reimburse the Company Indemnitee for any reasonable and properly documented legal and any other necessary expenses incurred by the Company Indemnitee in connection with investigating and defending any such expense, loss, judgment, claim, damage, liability or action, but only to the extent incurred prior to the assumption by such Investor of the defense thereof. Any reimbursement by the Investor under this Section 6.2 shall be within sixty (60) days, provided that any individual expense in excess of $10,000 shall require such Investor’s prior approval.  Notwithstanding the foregoing, such Investor reserves the right to withhold approval where in the good faith judgment of such Investor, the expenses are not reasonable or properly documented.  The Company agrees that it will not, without the Company Indemnitee’s prior written consent, settle or compromise any claim or consent to entry of any judgment in respect thereof in any pending or threatened action, suit, claim or proceeding in respect of which indemnification has been sought hereunder unless such settlement or compromise includes an unconditional release of such Company Indemnitee from all liability arising out of such action, suit, claim or proceeding. The obligations of such Investor under this Article 6 shall survive Closing and the transfer, conversion, exchange or redemption of any Series A Preferred Stock. Notwithstanding anything contained in the Transaction Documents to the contrary, such Investor shall not be liable to any Company Indemnitee for any consequential, incidental, indirect, special, exemplary or punitive damages of such Company Indemnitee relating to any matters for which indemnification is provided for under this Article 6, other than any such damages arising from a claim of a third party. Except for fraud, the provisions of this Article 6 are intended to and shall provide for the exclusive monetary remedy for any and all Company Indemnitees for the matters for which a Company Indemnitee may be indemnified under this Article 6 following Closing.

Article 7

MISCELLANEOUS

7.1           Construction. Unless the context of this Agreement otherwise requires, (a) words of any gender are deemed to include the other gender; (b) words using the singular or plural number also include the plural or singular number, respectively; (c) the terms “hereof,” “herein,” “hereby,” “hereto” and derivative or similar words refer to this Agreement as a whole and not to any particular provision; (d) the terms “Article,” “Section,” “Schedule” and “Exhibit” refer to the specified Article or Section of or Schedule or Exhibit to this Agreement; (f) the term “including” and other forms of such term, with respect to any matter or thing, mean “including but not limited to” such matter or thing; (g) the term “control” shall include, without limitation, the possession, directly or indirectly, of the power to direct the management and policies of a person, whether through the ownership of voting securities, by contract or otherwise; (h) all references to “dollars” or “$” refer to currency of the United States of America; and (i) when calculating the period of time within or following which any act is to be done, any notice is to be given or any other action is to be taken, the date which is the reference date in such period shall be excluded and if the last day of such period is not a business day, then such period shall end on the next succeeding day that is a business day.

7.2           Fees and Expenses. Each of the Company, on the one hand, and the Investors, on the other hand, shall pay all of their respective expenses incurred in connection with the preparation, execution and delivery of the Transaction Documents and the consummation of the transactions contemplated thereby; provided, however, that the Company shall pay, and hold the Investors, their Affiliates and each of their representatives harmless against all liability for the payment of (i)  the reasonable and properly documented fees and charges of Paul Hastings LLP, counsel to the Investors, up to a maximum amount of $125,000 that are incurred in connection with the consummation of the transactions contemplated thereby, including the preparation, execution and delivery of the Transaction Documents and (ii) any stamp or similar taxes which may be determined to be payable in connection with the execution and delivery and performance of any Transaction Document or any modification, amendment or alteration of any Transaction Document, and all issue taxes in respect of the issuance of any Purchased Securities. At Closing, the Company shall pay or reimburse the Investors pursuant to this Section 7.2 for the reasonable and properly documented fees and charges of Paul Hastings LLP, which shall be fulfilled at Closing by permitting the Investors to deduct such fees and charges from the proceeds payable by the Investors to the Company and to wire such amounts directly to Paul Hastings LLP at Closing.

7.3           Assignment; Parties in Interest. This Agreement shall bind and inure to the benefit of the parties and each of their respective successors and permitted assigns. The Company may not assign either this Agreement or any of its rights, interests, or obligations hereunder. Each Investor may assign any of its rights, interests or obligations hereunder, either prior to or following the Closing; provided, however, that the transferee agrees to be bound by, and entitled to the benefits of, this Agreement as an original party hereto. In the event that such Investor shall assign only a portion of its rights pursuant to this Agreement, or assign its rights pursuant to this Agreement in connection with the transfer of less than all of its shares of Series A Preferred Stock, such Investor shall also retain its rights with respect to its remaining shares of Series A Preferred Stock.

7.4           Entire Agreement; Severability. This Agreement contains the entire understanding of the parties with respect to the subject matter hereof and supersedes all prior agreements and understandings among the parties with respect to such subject matter. It is the desire and intent of the parties that the provisions of this Agreement be enforced to the fullest extent permissible under the law and public policies applied in each jurisdiction in which enforcement is sought. Accordingly, in the event that any provision of this Agreement would be held in any jurisdiction to be invalid, prohibited or unenforceable for any reason, such provision, as to such jurisdiction, shall be ineffective, without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction. Notwithstanding the foregoing, if such provision could be more narrowly drawn so as not be invalid, prohibited or unenforceable in such jurisdiction, it shall, as to such jurisdiction, be so narrowly drawn, without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction.

7.5           No Third-Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective successors and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other Person, except the Placement Agent is an intended third party beneficiary of Article 3 hereof and the Investor Indemnitees and Company Indemnitees are intended third party beneficiaries of Article 6 hereof.

7.6           Notices. All notices, claims, certificates, requests, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given if personally delivered or if sent by nationally-recognized overnight courier, or by registered or certified mail, return receipt requested and postage prepaid, addressed as follows:

if to the Company:

BioScrip, Inc.

100 Clearbrook Road

Elmsford, New York 10523

Attention: Richard M. Smith, President and CEO

with a copy to:

Polsinelli PC

100 S. Fourth Street, Suite 1000

St. Louis, MO 63102

Attention: Mark H. Goran

if to the Investors

Coliseum Capital Management, LLC

One Station Place, 7th Floor South

Stamford, CT 06902

Attention: Christopher Shackelton;

with a copy to:

Paul Hastings LLP

75 East 55th Street

New York, NY 10022

Attention: Barry A. Brooks

or to such other address as the party to whom notice is to be given may have furnished to the other parties in writing in accordance herewith. Any such notice or communication shall be deemed to have been received (a) in the case of personal delivery, on the date of such delivery if a business day or, if not a business day, the next succeeding business day, (b) in the case of nationally-recognized overnight courier, on the next business day after the date when sent, and (c) in the case of registered or certified mail, return receipt requested and postage prepaid, on the third business day after the date when sent.

7.7           Amendments; Waivers. The terms and provisions of this Agreement may only be modified or amended pursuant to an instrument signed by the Company and the Investors. Any waiver of any term or provision of this Agreement requested by any party hereto must be granted in advance, in writing, by the Company (if an Investor is requesting such waiver) or by the holders of at least a majority of the Preferred Shares outstanding at the time of such waiver (if the Company is requesting such waiver), as the case may be.

7.8           Counterparts. This Agreement may be executed in any number of original or facsimile counterparts, and each such counterpart shall be deemed to be an original instrument, but all such counterparts together shall constitute but one agreement. Any such counterpart may be delivered by facsimile, “pdf” or other form of electronic transmission and such delivery shall be deemed to be the physical delivery of a manually executed counterpart.

7.9           Headings. The section and paragraph headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

7.10         Governing Law; Consent to Jurisdiction and Venue; Waiver of Jury Trial. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to any law or rule that would cause the laws of any jurisdiction other than the State of New York to be applied. ANY PROCEEDING AGAINST THE PARTIES RELATING IN ANY WAY TO THIS AGREEMENT SHALL BE BROUGHT AND ENFORCED IN THE COURTS OF THE STATE OF NEW YORK SITTING IN THE BOROUGH OF MANHATTAN IN THE CITY OF NEW YORK OR THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK, TO THE EXTENT SUBJECT MATTER JURISDICTION EXISTS THEREFOR, AND THE PARTIES IRREVOCABLY SUBMIT TO THE JURISDICTION OF BOTH SUCH COURTS IN RESPECT OF ANY SUCH PROCEEDING. EACH OF THE PARTIES IRREVOCABLY WAIVE, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION THAT THEY MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUCH PROCEEDING IN THE COURTS OF THE STATE OF NEW YORK LOCATED IN NEW YORK COUNTY OR THE SOUTHERN DISTRICT OF NEW YORK AND ANY CLAIM THAT ANY SUCH PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN ANY INCONVENIENT FORUM. ANY JUDGMENT MAY BE ENTERED IN ANY COURT HAVING JURISDICTION THEREOF. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT.

7.11         No Investor Joint and Several Liability. No Investor shall have any Liability or obligation of any nature whatsoever in connection with or under this Agreement or the Transaction Documents or the transactions contemplated thereby with respect to Liabilities or obligations of other Investors hereunder, and there shall be no joint and several liability among the Investors. Without limiting the generality of the foregoing, the Company’s agreement with each Investor is a separate agreement, the sale of Purchased Securities to each Investor is a separate sale, and no Investor shall have any obligation to purchase any Purchased Securities not purchased by another Investor.

[Remainder of page intentionally left blank; signatures on next succeeding page.]

IN WITNESS WHEREOF, the parties have executed and delivered this Securities Purchase Agreement on the date first above written.

BIOSCRIP, INC.

By:
Name:
Title:

COLISEUM CAPITAL PARTNERS, L.P.

By:
Name:
Title:

COLISEUM CAPITAL PARTNERS II, L.P.

By:
Name:
Title:

BLACKWELL PARTNERS, LLC, SERIES A
By: Coliseum Capital Management, LLC,
Attorney-in-fact
By:
Name:
Title: Manager

INDEX OF DEFINED TERMS

ACA	Section 2.42(b)
Affiliates	Section 2.28
Agreement	Preamble
Applicable Agreement	Section 2.14
Applicable Law	Section 2.14
Auditor 8-K	Section 2.7
Charter Documents	Section 2.14
Closing	Section 1.4
Closing Date	Section 1.4
Code	Section 2.22
Common Stock	Recitals
Company	Preamble
Company Disclosure Package	Section 2.1
Company Indemnitees	Section 6.2
Credit Facility	Section 2.3
Debt Repayment Triggering Event	Section 2.15
Environmental Laws	Section 2.24
ERISA	Section 2.22
ERISA Affiliate	Section 2.22
Exchange Act	Section 2.1
Existing Indebtedness Agreements	Section 2.3
FCPA	Section 2.37
GAAP	Section 2.5
Governmental Authority	Section 2.14
Health Care Laws	Section 2.42(b)
Health Care Permits	Section 2.42(d)
Health Care Programs	Section 2.42(a)
HIPAA	Section 2.42(b)
HIPAA Policies and Procedures	Section 2.42(l)
Intellectual Property	Section 2.21
Investment Company Act	Section 2.32
Investor	Preamble
Investor Indemnitees	Section 6.1
Investor’s Allocation	Section 1.2
Investors	Preamble
Knowledge	Section 2.4
Licensed Professional	Section 2.42(h)
Liens	Section 2.2
Material Adverse Change	Section 2.8
Material Adverse Effect	Section 2.11
Money Laundering Laws	Section 2.38
NASDAQ	Section 1.1
OFAC	Section 2.39
Offering	Recitals
Per Share Purchase Price	Section 1.3
Permits	Section 2.18
Permitted Liens	Section 2.3
Placement Agent	Section 3.10
Preferred Shares	Recitals
Preferred Stock	Section 2.2
Proceedings	Section 2.17
Purchase Price	Section 1.3
Purchased Securities	Section 1.1
SEC	Section 2.5
Securities Act	Section 2.4
Senior Notes Indenture	Section 2.3
Series A Certificate	Recitals
Series A Preferred Stock	Recitals
Solvent	Section 2.27
Subsidiaries	Section 2.10
Tax	Section 2.20
Taxes	Section 2.20
Transaction Documents	Recitals
Transactions	Section 2.2
Use of Proceeds	Recitals
Warrant Agreement	Recitals
Warrant Shares	Recitals
Warrants	Recitals